Exhibit 99.1

PRESS RELEASE

Ingles Markets, Inc. Contact: Pat Jackson, Chief Financial Officer pjackson@ingles-markets.com (828) 669-2941 (Ext. 223)	August 6, 2026 For Immediate Release

Ingles Markets, Incorporated Reports Results for Third Quarter

and First Nine Months of Fiscal 2026

ASHEVILLE, N.C. - Ingles Markets, Incorporated (NASDAQ: IMKTA) today reported results for the three and nine months ended June 27, 2026.

Robert P. Ingle II, Chairman of the Board, stated, “We are pleased with our results and thank our associates for their continued focus on our customers’ experience as we strive to provide value, selection and quality offerings.”

Third Quarter Results

Net sales totaled $1.37 billion for the quarter ended June 27, 2026, compared with $1.35 billion for the quarter ended June 28, 2025.

Gross profit for the third quarter of fiscal 2026 totaled $332.4 million, or 24.3% of sales. Gross profit for the third quarter of fiscal 2025 was $327.3 million, or 24.3% of sales.

Operating and administrative expenses for the third quarter of fiscal 2026 totaled $298.0 million compared with $290.1 million for the third quarter of fiscal 2025.

Interest expenses totaled $4.5 million for the third quarter of fiscal 2026 compared with $4.9 million for the third quarter of fiscal 2025.

Net income totaled $25.9 million for the third quarter of fiscal 2026, as compared with $26.2 million for the third quarter of fiscal 2025. Basic and diluted earnings per share for Class A Common Stock were $1.39 and $1.36, respectively, for the quarter ended June 27, 2026, as compared with $1.41 and $1.38, respectively, for the quarter ended June 28, 2025. Basic and diluted earnings per share for Class B Common Stock were each $1.27 for the quarter ended June 27, 2026, as compared with $1.28 for the quarter ended June 28, 2025.

Nine Month Results

Net sales totaled $4.05 billion for the nine months ended June 27, 2026, as compared with $3.97 billion for the nine months ended June 28, 2025.

Gross profit for the nine months ended June 27, 2026, totaled $992.3 million, or 24.5% of sales. Gross profit for the nine months ended June 28, 2025, totaled $939.4 million, or 23.7% of sales.

Operating and administrative expenses totaled $884.6 million for the nine months ended June 27, 2026, as compared to $860.0 million for the nine months ended June 28, 2025.

Interest expense totaled $13.6 million for the nine-month period ended June 27, 2026, and $14.7 million for the nine-month period ended June 28, 2025. Total debt as of June 27, 2026, was $500.5 million compared to $518.0 million as of June 28, 2025.

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PRESS RELEASE

Net income totaled $78.3 million for the nine-month period ended June 27, 2026, compared with $57.9 million for the nine-month period ended June 28, 2025. Basic and diluted earnings per share for Class A Common Stock were $4.21 and $4.12, respectively, for the nine months ended June 27, 2026, as compared with $3.11 and $3.05, respectively, for the nine months ended June 28, 2025. Basic and diluted earnings per share for Class B Common Stock were each $3.83 for the nine months ended June 27, 2026, as compared with $2.83 for the nine months ended June 28, 2025.

Capital expenditures for the nine months ended June 27, 2026, totaled $76.4 million, as compared with $91.4 million for the nine months ended June 28, 2025. Capital expenditures for the entire fiscal year 2026 are expected to be approximately $120 million to $130 million.

As of June 27, 2026, the Company had outstanding only a single letter of credit in the amount of $900,000 under its $150.0 million line of credit and otherwise had no borrowings outstanding thereunder. The Company believes its financial resources, including its line of credit and other internal and external sources of funds, will be sufficient to meet planned capital expenditures, debt service and working capital requirements for the foreseeable future.

About Ingles Markets, Incorporated

Ingles Markets, Incorporated is a leading grocer with operations in six southeastern states. Headquartered in Asheville, North Carolina, the Company operates 195 supermarkets. At June 27, 2026, three of the four stores temporarily closed due to damage sustained in Hurricane Helene remained closed but are expected to reopen at various times in 2026 and 2027. In conjunction with its supermarket operations, the Company operates neighborhood shopping centers, most of which contain an Ingles supermarket. The Company also owns a fluid dairy facility that supplies Ingles supermarkets and unaffiliated customers. To learn more about Ingles Markets visit ingles-markets.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results. These forward-looking statements are distinguished by use of words such as “anticipate,” “aim,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and the negative of these terms, and similar references to future periods. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to, among other things: business and economic conditions generally in the Company’s operating area, including inflation or deflation; shortages of labor, distribution capacity, and some product shortages; inflation in food, labor and gasoline prices; the Company’s ability to successfully implement our expansion and operating strategies; pricing pressures and other competitive factors, including online-based procurement of products the Company sells; sudden or significant changes in the availability of gasoline and retail gasoline prices; the maturation of new and expanded stores; general concerns about food safety; the Company’s ability to manage technology and data security; the availability and terms of financing; and increases in costs, including food, utilities, labor and other goods and services significant to the Company’s operations. Detailed information about these factors and additional important factors can be found in the documents that the Company files with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements speak only as of the date the statements were made. The Company does not undertake an obligation to update forward-looking information, except to the extent required by applicable law.

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PRESS RELEASE

INGLES MARKETS, INCORPORATED
(Amounts in thousands except per share data)

Unaudited Financial Highlights
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended		Nine Months Ended
	June 27,	June 28,	June 27,	June 28,
	2026	2025	2026	2025

Net sales	$1,368,324	$1,346,222	$4,049,165	$3,965,609
Gross profit	332,444	327,330	992,261	939,442
Operating and administrative expenses	298,005	290,131	884,573	859,985
Gain from sale or disposal of assets	44	143	401	3,097
Income from operations	34,483	37,342	108,089	82,554
Other income, net	3,037	2,769	8,720	8,909
Interest expense	4,503	4,856	13,605	14,746
Income tax expense	7,118	9,056	24,909	18,824
Net income	$25,899	$26,199	$78,295	$57,893

Basic earnings per common share – Class A	$1.39	$1.41	$4.21	$3.11
Diluted earnings per common share – Class A	$1.36	$1.38	$4.12	$3.05
Basic earnings per common share – Class B	$1.27	$1.28	$3.83	$2.83
Diluted earnings per common share – Class B	$1.27	$1.28	$3.83	$2.83

Additional selected information:
Depreciation and amortization expense	$30,096	$30,678	$90,462	$92,214
Rent expense	$1,732	$1,779	$5,194	$5,507

Condensed Consolidated Balance Sheets (Unaudited)

	June 27,	Sept. 27,
	2026	2025
ASSETS
Cash and cash equivalents	$455,087	$366,246
Receivables-net	102,682	106,355
Inventories	479,654	482,979
Other current assets	19,341	19,976
Property and equipment-net	1,501,441	1,515,070
Other assets	75,300	75,429
TOTAL ASSETS	$2,633,505	$2,566,055

LIABILITIES AND STOCKHOLDERS' EQUITY
Current maturities of long-term debt	$17,481	$17,477
Accounts payable, accrued expenses and current portion of other long-term liabilities	311,727	285,426
Deferred income taxes	51,743	65,040
Long-term debt	483,046	497,289
Other long-term liabilities	84,716	84,891
Total Liabilities	948,713	950,123
Stockholders' equity	1,684,792	1,615,932
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$2,633,505	$2,566,055

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